                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  June 30, 1997



                           CABLE TV FUND 11-A, LTD.
                           ------------------------
            (Exact name of registrant as specified in its charter)


       Colorado                      0-11910               84-0892990
       --------                      -------               ----------
(State of Organization)       (Commission File No.)       (IRS Employer
                                                        Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309             (303) 792-3111
---------------------------------------------             --------------
(Address of principal executive office and Zip Code)      (Registrant's
                                                           telephone no.
                                                        including area code)

Item 2.  Sale of Assets
         --------------

         On June 30, 1997, Cable TV Joint Fund 11, a joint venture (the "Venture") among Cable TV Fund 11-A, Ltd., Cable TV Fund 11-B, Ltd., Cable TV Fund 11-C, Ltd. and Cable TV Fund 11-D, Ltd., Colorado limited partnerships (the "Partnerships"), sold the cable television system serving the City of Manitowoc, Wisconsin (the "Manitowoc System") to a wholly owned subsidiary of Jones Intercable, Inc. ("Intercable") for a sales price of approximately $16,000,000. Intercable is the general partner of the Partnerships. Cable TV Fund 11-A, Ltd. (the "Partnership") owns an 18 percent interest in the Venture.

         The sale of the Manitowoc System was subject to the approval of the holders of a majority of the limited partnership interests in each of the Partnerships. Limited partners of record at the close of business on April 30, 1997 were entitled to notice of, and to participate in, this vote of limited partners. Following are the results of the vote of the limited partners of each of the limited partnerships:


                            NO. OF
                            ------
                            INTERESTS
                            ---------
                            ENTITLED       APPROVED         AGAINST        ABSTAINED       DID NOT VOTE
                            --------     ------------       --------       ---------       ------------
                            TO VOTE        NO.     %        NO.   %        NO.    %          NO.     %
                            -------      ------  ----       ---  ---       ---   ---       ------  ----
Cable TV Fund 11-A, Ltd.     46,725      31,898  68.3       241  0.5       453   1.0       14,133  30.2
Cable TV Fund 11-B, Ltd.     38,026      27,394  72.0       104  0.3       282   0.7       10,246  27.0
Cable TV Fund 11-C, Ltd.     27,657      18,862  68.2       152  0.6       313   1.1        8,330  30.1
Cable TV Fund 11-D, Ltd.     50,000      34,386  68.8       135  0.3       516   1.0       14,963  29.9


The Venture will pay all of its indebtedness, which totaled approximately $2,583 at June 30, 1997, and then the net sale proceeds plus the Venture's cash on hand will be distributed to the Partnerships in proportion to their ownership interests in the Venture. The Partnership accordingly will receive 18 percent of such proceeds, estimated to total approximately $3,542,853. From this amount, the Partnership will repay its $10,781 debt to the General Partner, and the Partnership will distribute the remaining $3,532,072 to its partners of record as of June 30, 1997. The Partnership also will distribute its cash on hand from the remaining proceeds from the prior sales of systems and from operations. Cash generated from operations totaling approximately $231,471 will be distributed 99% to the limited partners and 1% to the General Partner. Because the limited partners have already received distributions in an amount in excess of the capital initially contributed to the Partnership by the limited partners, the Partnership's portion of the remaining proceeds from the sale of other Wisconsin systems formerly owned by the Venture and the net proceeds from the sale of the Manitowoc System will be distributed 75 percent to the limited partners and 25 percent to the General Partner. The limited partners of the Partnership, as a group, will receive approximately $2,701,912, and the General Partner will receive approximately $830,160. Limited partners will receive approximately $58 for each $500 limited partnership interest, or $116 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners made in 1988 and 1990. After the Partnership distributes these amounts, the Partnership will be dissolved and liquidated.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

       a.  Historical financial statements are not required.

       b. Pro forma financial statements reflecting the disposition of the Manitowoc System are not being filed because the Manitowoc System represented the sole remaining asset of the Partnership and the Partnership is now being liquidated and dissolved.

       c. Asset Purchase Agreement dated September 5, 1995 between Cable TV Joint Fund 11 and Jones Intercable, Inc. relating to the Manitowoc System is incorporated by reference from the Partnership's Current Report on Form 8-K dated September 11, 1995.

           Amendment to Asset Purchase Agreement dated September 30, 1996 between Cable TV Joint Fund 11 and Jones Intercable, Inc. is incorporated by reference from the Partnership's Annual Report on Form 10-K for the year ended December 31, 1996.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CABLE TV FUND 11-A, LTD.

                                               By:   Jones Intercable, Inc.,
                                                     its general partner


Dated: July 11, 1997                                 By:/s/ Elizabeth M. Steele
                                                        -----------------------
                                                        Elizabeth M. Steele
                                                        Vice President, General
                                                        Counsel and Secretary



(30902)

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